Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our audit report (which expresses an unqualified opinion and includes an explanatory paragraph relating to uncertainty associated with certain regulatory actions) dated March 31, 2011 with respect to the consolidated statements of financial condition of Pacific Mercantile Bancorp, a California Corporation, and subsidiaries (collectively, the “Company”) as of December 31, 2010 and 2009, and the related consolidated statements of operations, shareholders’ equity, comprehensive loss and cash flows for each of the years in the three year period ended December 31, 2010, into this Registration Statement (on Form S-8) of Pacific Mercantile Bancorp being filed with the Securities and Exchange Commission for the registration of shares of Common Stock reserved for issuance under the Company’s 2008 Equity Incentive Plan.

/s/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

Newport Beach, California

September 30, 2011